Calculation of Filing Fee Tables
S-8
Intellia Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to Amendment No. 1 to the Intellia Therapeutics, Inc. 2024 Inducement Plan	Other	1,500,000	$ 12.74	$ 19,110,000.00	0.0001381	$ 2,639.10
2	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Intellia Therapeutics, Inc. 2016 Employee Stock Purchase Plan	Other	500,000	$ 10.83	$ 5,415,000.00	0.0001381	$ 747.82
Total Offering Amounts:						$ 24,525,000.00		$ 3,386.92
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,386.92
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. (2) Represents an increase to the number of shares available for issuance under Amendment No. 1 to the 2024 Inducement Plan (the "Inducement Plan") of 1,500,000 effective as of January 1, 2026. Shares available for issuance under the Inducement Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 18, 2024 (File No. 333-280878). (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $12.74 , the average of the high and low price of the Registrant's Common Stock as reported on the NASDAQ Global Market on February 20, 2026.

[2]	(4) Represents an automatic increase to the number of shares available for issuance under the 2016 Employee Stock Purchase Plan (the "ESPP"), of 500,000 effective as of January 1, 2026. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on May 6, 2016 (File No. 333-21200), June 5, 2017 (File No. 333-218511), February 27, 2019 (File No. 333-229900), and February 28, 2025 (File No. 333-285414). (5) The price of $10.83 per share, which is 85% of the average of the high and low sale prices of the registrant's Common Stock as reported on the NASDAQ Global Market on February 20, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A